EXHIBIT 23.2

                        CONSENT OF INDEPENDENT AUDITORS

     We hereby consent to the inclusion in this Annual Report (Amendment No. 1 on Form 10-K/A) and the further incorporation by reference into the Registration Statements on Form S-3 (Registration No. 33-80660), Form S-8 (Registration No. 33-84502), Form S-8 (Registration No. 33-61697), and Form S-8 (Registration No. 33-63199) of Horizon/CMS Healthcare Corporation of our report dated August 3, 1995, except for Note 6 and Note 19 for which the date is September 26, 1995;
Note 14 for which the date is September 12, 1995; and Note 20 for which the date is September 27, 1995, with respect to the consolidated financial statements and schedule of Continental Medical Systems, Inc. for the years ended June 30, 1995 and June 30, 1994.

                                             /s/ Ernst & Young LLP
                                             ------------------------
                                             Ernst & Young LLP

Harrisburg, Pennsylvania
July 18, 1997